2451 N. McMullen Booth Road Suite.308 Clearwater, FL 33759 855.334.0934 Toll free

Consent of Independent Registered Public Accounting Firm

We consent to the inclusion in this Form S-1 of our audit report, dated January 30, 2013, relative to the financial statements of Load Guard Logistics, Inc. as of October 31, 2012 and 2011 and the year ended October 31, 2012 and the period from inception (March 16, 2011) through October 31, 2011.

We also consent to the reference to our firm under the caption "Interest of Named Experts and Counsel" in such Registration Statement.

/s/ DKM Certified Public Accountants

DKM Certified Public Accountants

Clearwater, Florida

January 30, 2013